Exhibit 99.1

Newmont and Goldcorp Successfully Create World’s Leading Gold Company

DENVER, April 18, 2019 — Newmont Goldcorp Corporation (NYSE: NEM, TSX: NGT) (Newmont Goldcorp or the Company) today announced the successful conclusion of its transaction combining Newmont Mining Corporation and Goldcorp Inc. to form the world’s leading gold business.

The resulting company features an unmatched portfolio of assets, prospects and talent. This portfolio includes long-life operations and profitable expansion and exploration options in some of the world’s most favorable mining jurisdictions. Newmont Goldcorp will also offer investors the highest annual dividend and the largest Reserves and Resources per share among senior gold producers.

“We’ve met our goal to become the world’s leading gold business, and we’ll maintain that position by executing our winning strategy,” said Gary J. Goldberg, Chief Executive Officer. “That strategy focuses on constantly improving safety and efficiency at our current operations while we continue to invest in expansions and exploration to fuel next generation production. An equally important part of that strategy is to meet stakeholders’ expectations by continuing to lead the sector in value creation and sustainability performance.”

Tom Palmer, President and Chief Operating Officer, added, “Our proven operating model and shared values set the stage for a successful integration process. Getting this process right is fundamental to realizing the full potential of the Newmont Goldcorp combination. Ultimately, our goal is to leverage a more prolific portfolio and an even richer talent pool to generate superior value over the course of decades.”

Newmont Goldcorp is expected to immediately:

•                  Be accretive to Newmont’s Net Asset Value per share by 27 percent, and to the combined company’s 2020 cash flow per share by 34 percent;i

•                  Begin delivering $365 million in expected annual pre-tax synergies, supply chain efficiencies and Full Potential improvements, representing $4.4 billion in Net Present Value (pre-tax);ii

•                  Target six to seven million ounces of steady gold production over a decades-long time horizon;i

•                  Have the largest gold Reserves and Resources in the gold sector, including on a per share basis;

•                  Be located in favorable mining jurisdictions and prolific gold districts on four continents;

•                  Deliver the highest dividend among senior gold producers;iii

•                  Offer financial flexibility and an investment-grade balance sheet to advance the most promising projects at an Internal Rate of Return (IRR) of at least 15 percent;iv

•                  Feature a deep bench of accomplished business leaders, technical teams and other talent with extensive mining industry experience; and

•                  Maintain industry leadership in environmental, social and governance performance.

About Newmont Goldcorp

Newmont Goldcorp is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont Goldcorp is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical proficiency. Newmont Goldcorp was founded in 1921 and has been publicly traded since 1925.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this press release may include, without limitation: (i) estimates of future production and sales, including expected annual production range; (ii) estimates of future costs applicable to sales and all-in sustaining costs; (iii) expectations regarding accretion; (iv) estimates of future capital expenditures; (v) estimates of future cost reductions, efficiencies and synergies, including, without limitation, G&A savings, supply chain efficiencies, full potential improvement, integration opportunities and other improvements and savings; (vi) expectations regarding future exploration and the development, growth and potential of Newmont Goldcorp’s operations, project pipeline and investments, including, without limitation, project returns, expected average IRR, schedule, decision dates, mine life, commercial start, first production, capital average production, average costs and upside potential; (vii) expectations regarding future investments or divestitures; (viii) expectations of future dividends and returns to stockholders; (ix) expectations of future free cash flow generation, liquidity, balance sheet strength and credit ratings; (x) expectations of future equity and enterprise value; (xi) expectations of future plans and benefits; (xii) expectations regarding future mineralization, including, without limitation, expectations regarding reserves and resources, grade and recoveries; and (xiii) estimates of future closure costs and liabilities. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont Goldcorp’s operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont Goldcorp operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar or the Canadian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward-looking statements in regard to the Newmont Goldcorp’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Goldcorp’s businesses (the “integration”) and the ability to achieve the anticipated synergies and value-creation contemplated by the integration; the outcome of any legal proceedings that may be instituted against the parties and others related to the arrangement agreement; unanticipated difficulties or expenditures relating to the integration; potential volatility in the price of Newmont Goldcorp common stock due to the integration; the anticipated size of the markets and continued demand for Newmont Goldcorp’s resources ; and the diversion of management time on integration-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com, Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont Goldcorp does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Media Contact
Omar Jabara	303.837.5114	omar.jabara@newmont.com

Investor Contact
Jessica Largent	303.837.5484	jessica.largent@newmont.com

i  Caution Regarding Projections: Projections used in this release are considered “forward looking statements”. See cautionary statement above regarding forward-looking statements. Forward-looking information representing post-closing expectations is inherently uncertain. Estimates such as expected accretion, NAV, Net Present Value creation, synergies, expected future production, IRR, financial flexibility and balance sheet strength are preliminary in nature. There can be no assurance that the forward-looking information will prove to be accurate.

ii  Net Present Value (NPV) creation as used in this release is a management estimate provided for illustrative purposes, and should not be considered a GAAP or non-GAAP financial measure. NPV creation represents management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont’s and Goldcorp’s businesses that have been monetized and projected over a twenty year period for purposes of the estimation, applying a discount rate of 5 percent. Such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expected NPV creation is a “forward-looking statement” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected value creation.

iii  2019 dividends beyond Q1 2019 have not yet been approved or declared by the Board of Directors. Management’s expectations with respect to future dividends or annualized dividends are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Investors are cautioned that such statements with respect to future dividends are non-binding. The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by the Board. The Board of Directors reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on the common stock of the Company, the Board of Directors may revise or terminate the payment level at any time without prior notice. As a result, investors should not place undue reliance on such statements.

iv  IRR targets on projects are calculated using an assumed $1,200 gold price.